UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 12, 2008

                               Gilman Ciocia, Inc.
             (Exact name of registrant as specified in its charter)

           Delaware                     000-22996                11-2587324
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)

11 Raymond Avenue, Poughkeepsie, New York                               12603
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code (845)485-5278

                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

      As previously reported, on September 6, 2005, Gilman Ciocia, Inc. (the "Company") received an informal inquiry from the Securities and Exchange Commission (the "SEC") regarding variable annuity sales by its registered representatives during the period January 1, 2002 through August 1, 2005. On June 22, 2006, the SEC entered a formal order of investigation.

      On December 12, 2008 the Company received a "Wells Notice" from the SEC in connection with this investigation. Wells Notices were also received by Prime Capital Services, Inc., a wholly owned subsidiary of the Company, Michael P. Ryan, the Company's CEO, Rose M. Rudden, the Company's Chief Compliance Officer and certain other current and former Company employees. The Wells Notices provide notification that the staff of the SEC is considering recommending that the SEC bring a civil action against the recipients of the Wells Notices to determine whether they committed possible violations of certain sections of the Securities Act of 1933, the Securities Exchange Act of 1934 (the "Exchange Act")and certain Rules of the Exchange Act. Under the process established by the SEC, the Company has the opportunity to seek meetings with SEC staff to present its case to the SEC and the Company intends to pursue that opportunity. The Company is continuing to cooperate with the staff and the SEC to bring this matter to a close.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Gilman Ciocia, Inc.
                                        ----------------------------------------
                                                     (Registrant)

Date December 18, 2008
     -------------------------          /s/ Michael Ryan
                                        ----------------------------------------
                                        Name:  Michael Ryan
                                        Title: Chief Executive Officer